PURCHASE AND SALE AGREEMENT


                                  dated

                              June 1, 1994

                  BP EXPLORATION COMPANY (COLOMBIA) LTD.

                                   and

                 TOTAL EXPLORATIE EN PRODUKTIE MIJ B.V.

                                    as

                                  Sellers

                                   and

                          TRITON COLOMBIA, INC.

                                    as

                                  Buyer



   Association Contract for Sector Rio Chitamena, Republic of Colombia





                            TABLE OF CONTENTS


ARTICLE I:		    PURCHASE AND SALE					                              	Page

     Section 1.01:	Purchase and Sale ........................       	  1

    	Section 1.02: 	Interests  ..............................          1

     Section 1.03:	Effective Time ...........................          2


ARTICLE II:		   PURCHASE PRICE

     Section 2.01:	Purchase Price  ..........................          2


ARTICLE III:		  REPRESENTATIONS

     Section 3.01:	Representations of Sellers ..............	          2

     Section 3.02:	Representations of Buyer ................	          3


ARTICLE IV:		   COVENANTS AND AGREEMENTS

     Section 4.01:	Covenants and Agreements of Sellers ....	           4

     Section 4.02:	Covenants and Agreements of Buyer ......	           5


ARTICLE V:	    TITLE MATTERS

      Section 5.01:Title....................................           6

      Section 5.02:	Casualty Loss ..........................           6

      Section 5.03:Preferential Rights and Consents ......	            7


ARTICLE VI:	 CONDITIONS TO CLOSING

     Section 6.01:	Sellers' Conditions ......................       	  7

     Section 6.02:	Buyer's Conditions ......................	          7


ARTICLE VII:	CLOSING

     Section 7.01:Date of Closing ...........................          8

     Section 7.02:	Closing Obligations .....................	          8

ARTICLE VIII:	OBLIGATIONS AFTER CLOSING				                           Page

     Section 8.01:	Files and Records ........................           8

     Section 8.02:	Stamp Taxes ..............................           8

     Section 8.03:	Further Assurances .......................       	   9

     Section 8.04:	Indemnification ..........................           9

     Section 8.05:	Reimbursement of Certain Pre-Closing Expenses ...	   9

     Section 8.06:	Ecopetrol Reimbursement  .........................	 10

     Section 8.07:	Other Credits and Adjustments ..................	   10

     Section 8.08:	Survival and Limitation of Liability ..........	    10


ARTICLE IX:		TERMINATION OF AGREEMENT

     Section 9.01:	Termination ......................................	 11


ARTICLE X:		MISCELLANEOUS

     Section 10.01:	Exhibits ......................................... 11

     Section 10.02:	Expenses ......................................... 11

     Section 10.03:	Notices ........................................	  11

     Section 10.04:	Announcements ..................................   12

     Section 10.05:	Amendments ......................................	 12

     Section 10.06:	Headings .......................................	  13

     Section 10.07:	Counterparts ...................................   13

     Section 10.08:	References ......................................  13

     Section 10.09:	Governing Law and Arbitration ..................	  13

     Section 10.10:	Entire Agreement ...............................   13

     Section 10.11:	Parties in Interest ............................   13


                                 EXHIBITS

Exhibit				             Description	                     Referenced In

	A    Description of Lands covered by the Association Contract		  1.02(a)

	B	   Title Percentages						                                     5.01(a)

	C	   Assignment								                                          7.02(a)

                               DEFINED TERMS

Term										                                               Defined In

Agreement ...............................................	   Preamble

Association Contract ....................................    Section 1.02(a)

BP ......................................................    Preamble

Buyer ...................................................    Preamble

Closing .................................................    Section 7.01

Closing Date ............................................    Section 7.01

Closing Payment .........................................    Section 2.01(a)

Conditional Payment .....................................    Section 2.01(b)

Confidentiality Agreement ...............................    Section 4.02(b)

Ecopetrol ...............................................    Section 1.02(a)

Ecopetrol Reimbursements ................................    Section 8.06

Effective Time ..........................................    Section 1.03

Interests ...............................................    Section 1.02

JOA .....................................................    Section 7.02(b)

Permitted Encumbrances ..................................    Section 5.01(b)

Purchase Price ..........................................    Section 2.01

Sellers .................................................    Preamble

Subject Expenses ........................................    Section 8.05

TOTAL ...................................................    Preamble

Well ....................................................    Section 1.02(d)

                     PURCHASE AND SALE AGREEMENT

 This Purchase and Sale Agreement (this "Agreement") dated June 1, 1994, to be effective as of the Effective Time, is between BP EXPLORATION COMPANY (COLOMBIA) LTD. ("BP"), a company established under the Laws of England and TOTAL EXPLORATIE EN PRODUKTIE MIJ B.V. ("TOTAL"), a company established under the Laws of the Netherlands (collectively, "Sellers"), and TRITON COLOMBIA, INC., a company incorporated under the laws of the State of Delaware, U.S.A. ("Buyer").


	In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:



                             ARTICLE I
                         PURCHASE AND SALE

	1.01	Purchase and Sale.    Sellers agree to sell and convey and
Buyer agrees to purchase and pay for the Interests (as defined in Section 1.02 below), subject to the terms and conditions of this Agreement.


	1.02	Interests.    All of Sellers' respective right, title and
interest in and to the following shall herein be called the "Interests":

		(a)	As to BP:    An undivided one percent (1%) interest in
that certain Association Contract for Sector Rio Chitamena dated effective as of February 1, 1991, between Empresa Colombiana de
Petroleos ("Ecopetrol") and TOTAL covering the lands more particularly described on Exhibit A attached hereto (the
"Association Contract");

		(b)	As to TOTAL:  An undivided eleven percent (11%) interest
in the Association Contract;

		(c)	All the property and rights incident to such undivided
interests in the Association Contract, including, to the extent existing and transferable (or hereinafter acquired by operation of law or otherwise), all agreements, surface leases, well, equipment leases, permits, rights-of-way, easements, licenses, farmouts and farmins, options, orders and all other agreements relating thereto;

		(d)	Such undivided interests in the well described as the Rio
Chitamena-1 Well located at E1,149,360 and N1,037,058,
Department of Casanare, Republic of Colombia (the "Well"), together with all oil and natural gas production therefrom as provided for in the Association Contract; and

		(e)	All of Sellers' interest in the personal property,
fixtures and improvements appurtenant to the interests, property, rights and the Well described in (a), (b), (c) and (d) above, or used or obtained in connection with the operation of same or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto as of the Effective Time.


	1.03	Effective Time.    The purchase and sale of the Interests
shall be effective as of March 29, 1994, at 7:00 A.M., local time where the Interests are located ("Effective Time").


                              ARTICLE II
                            PURCHASE PRICE

	2.01	Purchase Price.    The purchase price (the "Purchase
Price") for the Interests shall be  paid as follows:

		(a) Nine Million Eight Hundred Thousand and No/100 US Dollars (US$9,800,000.00), to be paid at Closing (the "Closing Payment") as follows:

			(1) Buyer to pay BP Eight Hundred Sixteen Thousand, Six Hundred Sixty-Six and 67/100 US Dollars (US$816,666.67); and

			(2)  Buyer to pay TOTAL Eight Million Nine Hundred Eighty-Three Thousand,
        Three Hundred Thirty-Three and 33/100 US Dollars (US$8,983,333.33);
        and

		(b) One Million One Hundred Thousand and No/100 US Dollars (US$1,100,000.00) to be paid, upon fifteen (15) days prior written demand with payment instructions from Sellers to Buyer if and when cumulated production reaches twenty thousand
(20,000) barrels of oil production, provided that such payment, if any, shall not be made before January 3, 1995 (the
"Conditional Payment"):

			(1) Buyer to pay BP One Hundred Thousand and No/100 US Dollars (US$100,000.00); and

			(2)  Buyer to pay TOTAL One Million and No/100 US Dollars
					   (US$1,000,000.00).

		(c) Buyer shall withhold for tax purposes the appropriate percentage of the Closing Payment and Conditional Payment as required by the laws of the Republic of Colombia.


                              ARTICLE III
                            REPRESENTATIONS

	3.01	Representations of Sellers.    Each Seller represents to
Buyer as follows:

		(a)	It is a corporation duly organized, validly existing and
in good standing under the laws of its respective country of establishment, and is duly qualified to carry on its business in the Republic of Colombia;

		(b)	It has all requisite corporate authority to carry on its
business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any material provision of its articles of incorporation or bylaws, or any material provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a materially adverse effect upon Buyer or upon Buyer's ownership or the operation of the Interests after the Closing Date (except any provision in any agreement relating to any governmental approvals contemplated herein), or upon any of the transactions contemplated by this Agreement or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it;

		(c)	The execution, delivery and performance of this Agreement
and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on its part;

		(d)	This Agreement has been duly executed and delivered on its
behalf. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or a law;

		(e)	No suit, action or other proceeding has been filed or if
not filed, to the best of its knowledge, is pending before any court, arbitration or governmental agency as of the date of this Agreement that might result in substantial impairment or loss of its title to any material part of the Interests or that might materially hinder or impede the operation of the Association
Contract and the Well;

		(f)	It had all requisite corporate authority to enter into
each contract or agreement pertaining to the Interests at the time it entered into such contract or agreement, and it is not in default in the observance or performance of any material obligation thereunder, which lack of authority or which default would have a materially adverse effect upon Buyer's ownership of the Interests; and

		(g)	It has complied with the provisions and requirements of
all laws, orders, regulations and rules issued or promulgated by all governmental authorities having jurisdiction over the Interests and has filed for and obtained issuance of all necessary governmental certificates, consents, permits or authorizations with regard thereto, noncompliance with which or the failure to file for and obtain issuance of which would have a materially adverse effect upon Buyer's ownership or the operation of the Interests.

	3.02	Representations of Buyer.    Buyer represents to Sellers
as follows:

		(a)	Buyer is a corporation duly organized, validly existing
and in good standing under the laws of the State of Delaware, and Buyer is duly qualified to carry on its business in the Republic of Colombia;

		(b)	Buyer has all requisite corporate power and authority to
carry on its business as presently conducted, to enter into this Agreement, to purchase the Interests on the terms described in this Agreement and to perform Buyer's other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any material provision of Buyer's articles of incorporation or bylaws or any material provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a materially adverse effect upon Sellers or upon Buyer's acquisition or ownership of the Interests or upon any of the transactions contemplated by this Agreement, or, to Buyer's knowledge, any judgment, decree, order, statute, rule or regulation applicable to Buyer;

		(c)	The execution, delivery and performance of this Agreement
and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on Buyer's part; and

		(d)	This Agreement has been duly executed and delivered on
Buyer's behalf. This Agreement constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


                             ARTICLE IV
                       COVENANTS AND AGREEMENTS

	4.01	Covenants and Agreements of Sellers.    Sellers covenant
and agree with Buyer as follows:

		(a)	Pursuant to the Confidentiality Agreement, Sellers have
and will make available to Buyer for examination title, production and other information relating to the Interests, including the following, insofar as the same are in Sellers' possession and will cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional information relating to the Interests as Buyer may reasonably desire:

			 (1)  Title documents and reports, if any, pertaining to the
         Interests;

			 (2)  Copies of the Association Contract and the instruments relating to the Interests (including, without
         limitation, the applicable Commerciality
         Declaration), prior conveyances of the Interests, operating
					    agreements, and other instruments affecting the
         Interests;

			 (3) Records relating to the payments made and other payments due under the Association Contract;

			 (4) Records relating to the payment of property, production, severance, excise, war and similar taxes and assessments based on or measured by the ownership of the Interests or the production of hydrocarbons
				     or the receipt of proceeds therefrom;

			 (5)  Accounting and other records relating to the payment of expenses and receipt of revenues attributable to the
         Interests;

			 (6)  Ownership maps and surveys relating to the Interests;

			 (7) Copies of all purchase, sale, processing and transportation agreements and governmental filings and reports made in relation thereto relating to the Interests or production therefrom;

	 	 (8) Copies of all agreements, leases, permits, easements, licenses and orders relating to the Interests;

		  (9) Production records relating to the Interests and all production-related filings with governmental agencies; and

			(10)  Engineering, technical, geological and geophysical data relating to the Interests.

Sellers shall either provide copies of such information and records or permit Buyer to inspect such information and records at any reasonable time during the term of this Agreement at Sellers' offices in Bogota, Colombia. Buyer shall also be provided access to such additional information relating to the Interests as Buyer may desire to inspect and which is maintained in Sellers' other offices;


		(b)	Each Seller shall use all reasonable efforts to maintain
its corporate status from the date hereof until Closing and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions;

		(c)	Sellers shall promptly notify Buyer if, between the date
hereof and the Closing Date, Sellers receive actual notice of any claim, suit, action or other proceeding of the type referred to in Section 3.01(e); and

		(d)	Each Seller makes no representations or warranties
whatsoever to Buyer as to the amount of oil and natural gas reserves attributable to the Interests or any geological, geophysical, engineering, economic or other interpretation, forecast or evolution in connection with the Association
Contract.

	4.02	Covenants and Agreements of Buyer.    Buyer covenants and
agrees with Sellers that:

		(a)	Buyer shall use all reasonable efforts to maintain its
corporate status and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions; and

		(b)	Buyer shall comply in all respects with the
confidentiality agreement between Buyer and Sellers, dated
January 21, 1994 (the "Confidentiality Agreement"), the terms and provisions of which are incorporated herein by reference.



                            ARTICLE V
                          TITLE MATTERS

	5.01	Title.

		(a)	Except for and subject to the Permitted Encumbrances,
title to the Interests:

			 (1)   entitles Sellers to receive as to production from the
          Association Contract, not less than the "Net Revenue
          Interest" set forth in Exhibit B in the oil, gas and
          associated liquid and gaseous hydrocarbons produced,
          saved and marketed from the lands covered by the
          Association Contract;

			 (2)  obligates Sellers to bear costs and expenses relating
         to the exploration, maintenance, development and
         operation of the Association Contract in an amount
         not greater than the "Gross Working Interest" set
         forth in Exhibit B with respect to the Interests; and

			 (3)  is free and clear of material encumbrances, liens and
         defects.

		(b)	The term "Permitted Encumbrances," as used herein, shall
mean:

			 (1)  Royalty in favor of the Republic of Colombia;

			 (2)  All rights to consent by, required notices to, filings with, or other actions by governmental entities in
         connection with the sale or conveyance of the Association
         Contract; and

			 (3) The terms and conditions of all routine agreements, orders, instruments, documents and other matters relating to the Interests, provided that the operating agreement between BP and TOTAL covering the Association
         Contract shall be terminated at Closing.

	5.02	Casualty Loss.    If, between the Effective Time and
Closing, all or any portion of the Interests is destroyed by fire or other casualty, Buyer shall purchase such Interest notwithstanding any such destruction, and the Purchase Price shall not be adjusted. Sellers shall, at Closing, pay to Buyer all sums paid to Sellers by third parties by reason of the destruction of such Interests to be assigned to Buyer, and shall assign, transfer and set over unto Buyer all of the right, title and interest of Sellers in and to any unpaid awards or other payments from third parties arising out of the destruction to such Interests to be conveyed to Buyer, but in no event shall the total amount paid or payable to Buyer thereunder exceed the Purchase Price. Sellers shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, as to the Interests to be conveyed by Buyer without first obtaining the written consent of Buyer.


	5.03	Preferential Rights and Consents.    The Interests are not
subject to preferential rights to purchase in favor of third parties or third party consents to assignment and notices of sale except the approvals required by Ecopetrol and the Ministry of Mines and Energy of the Republic of Colombia. A request for approval of the transfer of the Interests to Buyer shall be submitted by the parties to Ecopetrol prior to Closing.


                            ARTICLE VI
                       CONDITIONS TO CLOSING

	6.01	Sellers' Conditions.    The obligations of Sellers at
Closing are subject to the satisfaction at or prior to Closing of the condition that all representations of Buyer contained in this Agreement shall be true in all material respects and deemed to be repeated at and as of Closing as if such representations were made at and as of Closing, and Buyer shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Buyer at or prior to Closing.

	6.02	Buyer's Conditions.    The obligations of Buyer at Closing
are subject to the satisfaction at or prior to such Closing of the following conditions:

		(a)	All representations of Sellers contained in this Agreement
shall be true in all material respects and deemed to be repeated at and as of closing as if such representations were made at and as of Closing, and Sellers shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Sellers at or prior to Closing;

		(b)	No order shall have been entered by any court or
governmental agency having jurisdiction over the parties or the subject matter of this contract that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of Closing; and

		(c)	Buyer has completed its due diligence process finding no
material defects in Sellers' title, in the reserve calculations for the Interests, in the condition of the personal property, the Well and fixtures located on the Association Contract area or in the status of the operations conducted pursuant to the Association Contract.

                           ARTICLE VII
                              CLOSING

	7.01	Date of Closing.    Unless the parties hereto mutually
agree otherwise in writing, and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing") shall be held on or before June 8, 1994; provided, however that the date of Closing may be extended up to thirty (30) days by the parties if the conditions set forth in Sections 6.01 or 6.02 above have not been satisfied. The date the Closing actually occurs is herein called the "Closing Date."


	7.02	Closing Obligations.    At Closing the following events
shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

		(a)	Sellers shall execute, acknowledge and deliver to Buyer an
Assignment (in sufficient counterparts to facilitate recording) in form and substance as set forth in Exhibit C hereto conveying to Buyer the Interests, which Assignment Buyer shall execute at Closing. Within five (5) days following Closing, Sellers and
Buyer shall submit the Assignment to Ecopetrol for its execution and approval;

		(b)	Sellers and Buyer shall execute an amendment or revised
joint operating agreement to that certain Joint Operating
Agreement for the Santiago De Las Atalayas-1 and the Tauramena
Association Contract Areas dated July 7, 1993, by and between the parties (the "JOA"), which shall amend and supplement the JOA to add the Association Contract and extend all rights and obligations of the parties under the JOA to the Association
Contract;

		(c)	Buyer shall deliver Sellers' respective shares of the
Closing Payment by check in Colombian pesos at the market's representative exchange rate effective on the date of Closing;
and

		(d) Sellers shall deliver to Buyer exclusive possession of the Interests, subject only to the approval of Ecopetrol and the Ministry of Mines and Energy of the Republic of Colombia.

                          ARTICLE VIII
                      OBLIGATIONS AFTER CLOSING

	8.01	Files and Records.    After Closing, Sellers shall deliver
to Buyer from time to time at Buyer's expense originals or copies of all files and records described in Section 4.01(a) relating to the Interests conveyed as Buyer may reasonably request, including land, geological, environmental, production, engineering and accounting files and records.

	8.02	Stamp Taxes.    Parties shall pay in equal shares all
stamp taxes occasioned by the sale of the Interests and all other documentary, filing and recording fees required in connection with the filing and recording of the assignment.

	8.03	Further Assurances.    After Closing, Sellers and Buyer
shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and shall take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

	8.04	Indemnification.    From and after the Closing Date, Buyer
and Sellers shall indemnify each other as follows:

		(a)	Sellers shall defend, indemnify and save and hold harmless
Buyer, its officers, directors, employees and agents, against all losses, damages, claims, demands, suits, costs, expenses, liabilities and sanctions of every kind and character, including without limitation reasonable attorneys' fees, court costs and costs of investigation, which arise from or in connection with all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating and maintaining of the Interests conveyed to Buyer and relating to periods prior to the Effective Time, including without limitation all obligations arising under operating agreements and the other agreements covering or relating to the Interests; and

		(b)	Buyer shall defend, indemnify and save and hold harmless
Sellers against all losses, damages, claims, demands, suits, costs, expenses, liabilities and sanctions of every kind and character, including without limitation reasonable attorneys' fees, court costs and costs of investigation, which arise from or in connection with all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating and maintaining of the Interests conveyed to Buyer and relating to periods from and after the Effective
Time, including without limitation all obligations arising under operating agreements, product sales agreements and the other agreements covering or relating to the Interests in accordance with the terms of the JOA as amended under Section 7.03(b).

	8.05	Reimbursement of Certain Pre-Closing Expenses.    Buyer
will reimburse to Sellers at Closing the amount of cash calls and expenses (the "Subject Expenses") incurred and actually paid after the Effective Time and up to the Closing by Sellers with respect to the Interests pursuant to the Work Program and Budget
(as defined in the JOA) for the Association Contract. Sellers shall provide to Buyer no later than five (5) days prior to Closing satisfactory evidence of the Subject Expenses. Buyer shall reimburse such expenses by check in Colombian pesos at Closing. Thirty (30) days after the Closing Date, BP on behalf of Sellers shall prepare and deliver to Buyer, in accordance with this Agreement, a final settlement statement setting forth each adjustment, if any, or payment, if any, relating to the Subject Expenses that was not finally determined as of the Closing Date, showing the calculation of such adjustments and containing written evidence of same. The parties shall undertake to agree with respect to the amounts due pursuant to such statement no later than fifteen (15) days after Buyer's receipt thereof. Upon agreement of the parties to the final settlement statement for the Subject Expenses, in the event the payment by Buyer to Sellers on the Closing Date for the Subject
Expenses exceeds the amount on such statement, then Sellers shall pay the amount of such difference to Buyer; in the event the payment by Buyer to Sellers on the Closing Date for the Subject Expenses is less than the amount on such statement, then
Buyer shall pay the amount of such difference to Sellers. The payment owed by Sellers or Buyer pursuant to the final settlement statement, as the case may be, shall be made by check in Colombian pesos to the appropriate party or parties.

	8.06	Ecopetrol Reimbursement.    Buyer agrees that Sellers
shall be entitled to all reimbursements or any other credits due from Ecopetrol to the "Associate" (as defined in the Association Contract) in connection with Clause 9.2 of the Association
Contract (the "Ecopetrol Reimbursements"), as made from time to time, with respect to the Interests, insofar and only insofar as such reimbursements relate to work and services performed or costs and expenses incurred by Sellers prior to the Effective
Time.   Sellers agree that Buyer shall be entitled to all
Ecopetrol Reimbursements with respect to the Interests that relate to work and services performed or costs and expenses incurred by Buyer on or after the Effective Time, including without limitation the Subject Expenses. Any such reimbursements or other credits due from Ecopetrol to the parties as provided in this Section 8.06 shall accrue to the benefit of each party in proportion to the expenses previously borne by that party relative to the reimbursement or credit in question.

	8.07	Other Credits and Adjustments.	Any credits and adjustments
to expenditures arising from or related to the Interests incurred by Sellers prior to the Effective Time shall be solely for the accounts of Sellers, including without limitation any credits or adjustments made with regard to the use of the H&P
136 drilling rig for the drilling of the Well.

	8.08	Survival and Limitation of Liability.

		(a)	The respective representations, covenants and indemnities
of Sellers and Buyer shall not survive the Closing, except that the respective covenants and indemnities of the parties that by their terms require performance subsequent to the Closing shall survive the Closing for such period of time as is necessary to fulfill such obligations, subject to any express limitations stated therein as to duration;

		(b)	If Closing occurs, all conditions of Closing shall be
deemed to have been satisfied or waived, and after Closing, no party shall have any liability whatsoever to the others arising out of, resulting from or attributable to any such conditions of Closing, regardless of whether such conditions of Closing were, in fact, satisfied or waived;

		(c)	No party shall have any liability after Closing whatsoever
to the other parties arising out of or related to Sellers' original acquisition of the Association Contract;

		(d)	No party shall be able to claim that any fact or matter
constitutes a breach of the representations to the other parties to the extent that such fact or matter is referred to herein or in the Association Contract or is known to such other party prior to its execution of this Agreement or has been disclosed in writing by Sellers prior to Closing.

		(e)	No claim for breach of any representation or warranty by
Buyer or Sellers in or pursuant to this Agreement shall be made more than twelve (12) months after Closing unless, prior to expiry of such twelve (12) month period, written notice of the matter complained of (giving such details of such matter as shall then be reasonably practicable) shall have been given by or on behalf of Buyer to Sellers or, as the case may be, by or on behalf of Sellers to Buyer. The maximum aggregate amount recoverable by Sellers, collectively, and Buyer, individually, for breach of any representation or warranty shall be the Purchase Price plus interest accrued as of the date such recovery is realized at the LIBOR Eurodollar rate plus three percent (3%) per annum from the Effective Time calculated at the rate quoted by the Financial Times, London, on March 29, 1994.

		(f)	The rights, duties, obligations, and liabilities of the
Sellers hereunder shall be several, and not jointly or collectively, in proportion to their share shown below of the Purchase Price:

        			BP			         8.33%  (one twelfth)
        			TOTAL		      91.67%  (eleven twelfths)
                 						100.00%


                          ARTICLE IX
                      TERMINATION OF AGREEMENT

	9.01	Termination.    This Agreement and the transactions
contemplated hereby may be terminated in the following instances:

		(a)	By Sellers if any of the conditions set forth in Section
6.01 are not satisfied in all material respects or waived as of the Closing Date;

		(b)	By Buyer if any of the conditions set forth in Section
6.02 are not satisfied in all material respects or waived as of the Closing Date;

		(c)	At any time by the mutual written agreement of Buyer and
Sellers; and

		(d)	By failure of Ecopetrol or the Ministry of Mines and
Energy of the Republic of Colombia to approve this transaction, if said event should occur after the Closing, then the Sellers shall return to Buyer the Closing Payment with interest at the LIBOR Eurodollar rate (as quoted from time to time by the Financial Times, London) plus three percent (3%) per annum in immediately available funds within five (5) days of such event to Buyer's account (which Buyer shall provide to Sellers), whereupon this Agreement shall terminate and Buyer shall have no obligation to make the Conditional Payment.


                               ARTICLE X
                            MISCELLANEOUS

	10.01	Exhibits.    The Exhibits referred to in this Agreement
are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

	10.02	Expenses.    Except as otherwise specifically provided,
all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring same, including, without limitation, legal and accounting fees, costs and expenses.

	10.03	Notices.    All notices and communications required or
permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice, or if sent by facsimile, when receipt is acknowledged if requested or the working day at the place of receipt next following the date of transmission, whichever is earlier; and addressed as follows:

		    If to Sellers:

         			  BP EXPLORATION COMPANY (COLOMBIA) LTD.
         			  Edificio Seguros del Comercio
         			  Carrera 9A No. 99-02, Piso 4
         			  Apartado Aereo 59824
			           Santafe de Bogota, D.C. - Colombia
              Telecopy:  571-611-1127 or 571-618-2847
              Attention:  Richard C. Campbell, President

                         						and

         			  TOTAL EXPLORATIE EN PRODUKTIE MIJ B.V.
           	  Calle 72 No. 10-03, Piso 8
         			  Apartado Aereo 251375
         			  Santafe de Bogota, D.C. - Colombia
         			  Telecopy:  571-235-8453
         			  Attention:  Jacques de Boisseson, General Manager

      		If to Buyer:

         			  TRITON COLOMBIA, INC.
         			  Carrera 9A No. 99-02, Oficina 407
         			  Apartado Aereo 30277
         			  Santafe de Bogota, D.C. - Colombia
         			  Telecopy: 571-618-2553
         			  Attention:  Ivan Fajardo, General Manager



Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

	10.04	Announcements.    Neither Buyer nor Sellers shall make
any announcement or disclosure with regard to the terms of this Agreement unless prior thereto it furnishes the other parties with a copy of such announcement in full and obtains the prior written consent of the other parties as to such announcement or disclosure (such consent not to be unreasonably withheld or delayed) except to the extent required by law or the requirements of any recognized stock exchange in compliance with its rules and regulations.

	10.05	Amendments.    This Agreement may not be amended nor any
rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

	10.06	Headings.    The headings of the articles and sections of
this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

	10.07	Counterparts.    This Agreement may be executed by Buyer
and Sellers in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

	10.08	References.    References made in this Agreement,
including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

	10.09	Governing Law and Arbitration.    This Agreement and the
transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New
York, U.S.A. Any dispute which may arise between the parties under or in relation to this Agreement shall be referred to arbitration in accordance with the rules then obtaining in the International Chamber of Commerce before a board of three (3) arbitrators appointed in accordance with the said rules. The arbitration proceedings shall take place in the city of Brussels, Belgium, and conducted in the English language. The arbitration decision shall be final and binding upon the parties and shall not be subject to further judgment or arbitration.
The costs of the arbitration, including attorney's fees and costs, shall be determined by the arbitrators.

	10.10	Entire Agreement.    This Agreement (including the
Exhibits hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided, however, that the terms and conditions of the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

	10.11	Parties in Interest.    This Agreement shall be binding
upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

     EXECUTED as of the date first above mentioned.

            			SELLERS:

               BP EXPLORATION COMPANY (COLOMBIA) LTD.



               By: /s/ Richard C. Campbell
                   Richard C. Campbell
             						President


               TOTAL EXPLORATIE EN PRODUKTIE MIJ B.V.


               By:  /s/ Jean-Claude Breton
                   Jean-Claude Breton
             						Managing Director


               BUYER:

               TRITON COLOMBIA, INC.


               By: /s/ Thomas G. Finck
             						Thomas G. Finck
             						President





                                  EXHIBIT A

         Description of the Lands covered by the Association Contract for Sector Rio Chitamena dated effective as of February 1, 1991, between Ecopetrol and TOTAL


The area contracted known as "RIO CHITAMENA" comprises an extension of four thousand six hundred eighty one (4.681) hectares and two thousand three hundred ten (2.310) square meters; it is located within the jurisdiction of the Municipality of Tauramena in the Department of Casanare.

This area is described as follows: the point of reference is Geodesic Point MENA-910 as described by the "Agustin Codazzi" Geographic Institute; the Gauss plain coordinates of same taken with an origin in Bogota are: N-1.041.738,38 Mts. and E-1.150.006,64 Mts. which correspond to geographical coordinates Latitude 4deg.58'30.350" North of the Equator and Longitude 72deg.43'42.600" West of Greenwich. From this geodesic vertex, a distance of 3.977,88 Mts. is measured in a straight line heading S-5deg.40'30.281"-E, until reaching point "A", located on the right margin downstream of the Chitamena river, which point becomes the starting point for the boundaries of the surface land of concern: such point "A" coordinates are N-1.037.780,00 Mts. & E-1.150.400,00 Mts. From this point "A", the line continues downstream the right margin of the Chitamena river, until reaching point "B", which is located on such margin, and the coordinates of which are : N-1.035.000,00 Mts. and E-1.158.900,00 Mts. The straight line joining point "A" to point "B" is directed S-71deg.53'21.158"-E to a distance of 8.943,06 Mts. Throughout its full extension, line "A-B" is adjacent to line "A-G" of Triton's "Tauramena" Association Contract. From point "B", the line continues heading S-6deg.23'12.122"-W to a distance of 4.081,33 Mts. until reaching point "C" the coordinates of which are: N-1.030.944,00 Mts. and E-1.156.446,00 Mts. From this point "C", the line continues heading N-63deg.03'00.879"-W to a distance of 7.859,51 Mts. until reaching point "D" the coordinates of which are: N-1.034.056,00 Mts. and E-1.151.44,00 Mts. From this point "D" the line continues heading N-63deg.03'06.822"-W to a distance of 7.224,45 Mts. until reaching point "E" the coordinates of which are:
N-1.037.780,00 Mts. and E-1.145.000,00 Mts. Throughout its full extension, line "D-E" is adjacent to line "B-A" of Lasmo's
"Upia" Block A1 Association Contract. From point "E" the line continues heading N-69deg.02'06.976" -W to a distance of 5.086,74 Mts. until reaching point "F" the coordinates of which are:
N-1.039.600,00 Mts. and E-1.140.250,00 Mts.  From this point "F"
the line continues heading N-24deg.15'48.927"-E to a distance of 2.236,00 Mts. until reaching point "G", located on the downstream right margin of the Chitamena river, the coordinates of which are: N-1.041.638.48 Mts. and E-1.141.168.85 Mts. Lines
"E-F" and "F-G" are adjacent in throughout their full extension to line "C-B" and to the southern end of line "B-A" of Maxus's "Recetor" (sic) Association Contract. From point "G" the line continues downstream on the right margin of the Chitamena river until reaching point "H", located on such margin, and the coordinates of which are: N-1.038.750,00 Mts. and E-1.145.110,00 Mts. The straight line joining point "G" with point "H" is oriented S-53deg.45'43.940"-E to a distance of 4.886,31 Mts. In the southeast, line "G-H" is adjacent in a straight line extension of 4.678,31 Mts. with line "C-B" of Triton's "Tauramena" Association Contract. From point "H" the line goes downstream the right margin of the Chitamena river until reaching point "A", which is the starting point for the surface land boundary and the closing point for the polygon.
The straight line joining point "H" with point "A" heads S-79deg.36'33.825"-E to a distance of 5.378,20 Mts. Throughout its full extension, line "H-A" is adjacent to line "B-A" of Triton's "Tauramena" Association Contract. The extension of the area located inside the polygon described above, is 4.681 hectares and 2.310 square meters and is located within the jurisdiction of the Municipality of Tauramena in the Department of Casanare.








                                  EXHIBIT B

                             Title Percentages



     		GROSS WORKING INTEREST

     		BP:			          1.00%
     		TOTAL:		       11.00%


     		NET REVENUE INTEREST

     		BP:			         0.80%
     		TOTAL:	        8.80%






                              EXHIBIT C

Spanish version of the proposed Assignment.